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                                                                     EXHIBIT 8.2

                                                               [Linklaters Logo]

                                                                 One Silk Street
                                                                 London EC2Y 8HQ
                                                     Telephone (44-20) 7456 2000
                                                     Facsimile (44-20) 7456 2222
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                                                 jennifer.schneck@linklaters.com

                                                                February 4, 2004

     The Board of Directors
     Gold Fields Limited
     24 St. Andrews Road
     Parktown 2193
     South Africa


     Dear Sirs:

     1 We have acted as your United States counsel in connection with the Company's registration under the U.S. Securities Act of 1933 (the "Securities Act") and the proposed offering by you of (i) ordinary shares (par value Rand 0.50 per share) (the "Ordinary Shares"), which may be evidenced by American Depositary Receipts, (ii) debt securities (the "Debt Securities"), (iii) rights to purchase Ordinary Shares and
          (iv) equity warrants with an aggregate initial purchase price of $650,000,000 (or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies) for all of the foregoing securities.

     2 We hereby confirm our opinion with respect to United States federal tax laws as set forth under the caption "Taxation-U.S. Federal Income Tax Considerations," in the Prospectus (the "Prospectus") included in the Registration Statement.

     3 We hereby consent to the use of our name in the Prospectus under the captions "Taxation-U.S. Federal Income Tax Considerations" and "Validity of Securities" and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.


     Yours faithfully,

     /s/ Linklaters

     Linklaters